Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statements on Amendment No. 5 to Form Form F-3 (No. 333-259951) of our report dated May 16, 2022, relating to the consolidated financial statements of Scienjoy Holding Corporation for the year ended December 31, 2021, included in its Annual Report (Form 20-F), filed with the Securities and Exchange Commission.

We also consent to the reference to our firm under the heading “Experts” in the Registration Statements.

/s/ OneStop Assurance PAC

OneStop Assurance PAC

Singapore

June 28, 2022